Exhibit 99.1

Future FinTech Group Regains Compliance with Nasdaq Minimum Bid Price Listing Requirement

BEIJING, China, April 16, 2020 /PRNewswire/ -- Future FinTech Group Inc. (NASDAQ: FTFT) (“Future FinTech”, “FTFT” or “the Company”), a leading blockchain e-commerce and financial technology company, announced today that it has received a letter from the NASDAQ Listing Qualifications Staff notifying the Company that it has regained compliance with NASDAQ’s minimum bid price requirements for continued listing on the Nasdaq Capital Market. The letter noted that as a result of the closing bid price of the Company’s common stock having been at $1.00 per share or greater for at least ten consecutive business days, from  March 23, 2020 to April 13, 2020, the Company has regained compliance with Listing Rule 5550(a)(2) and the matter is now closed.

About Future FinTech Group Inc.

Future FinTech Group Inc. (“Future FinTech”, “FTFT” or the “Company”) is a leading blockchain technology R&D and application company incorporated in Florida.  The operation of the Company includes a blockchain-based online shopping mall platform Chain Cloud Mall (“CCM”), a cross-border e-commerce platform NONOGIRL, an incubator for blockchain based application projects,and a digital payment system “DCON”.  The Company is also engaged in development of blockchain based e-Commerce technology as well as financial technology. For more information, please visit http://www.ftft.top/.

Safe Harbor Statement

Certain of the statements made in this press release are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2018 and our other reports and filings with SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.

IR Contact:

Mr. Hoo Lee
Tel:+86-10-85899303
Email: ir@ftftex.com

Related Links
http://www.ftft.top/